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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
 October 7, 2003

UNION ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Missouri (State or Other Jurisdiction of Incorporation)	1-2967 (Commission File Number)	43-0559760 (I.R.S. Employer Identification No.)
1901 Chouteau Avenue, St. Louis, Missouri 63103 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (314) 621-3222

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

        On October 7, 2003, the Registrant issued and sold $200,000,000 principal amount of its 4.65% Senior Secured Notes due 2013 (the "Notes"), pursuant to a Registration Statement on Form S-3 (Nos. 333-108034 and 333-108034-01), which was declared effective on September 5, 2003, and a Prospectus Supplement dated October 2, 2003 to a Prospectus dated September 5, 2003. This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with that offering.

ITEM 7. EXHIBITS

        (c) Exhibits.

*1.1	Underwriting Agreement, dated October 2, 2003 between the Registrant and Banc of America Securities LLC and Citigroup Global Markets Inc., as Representatives of the several Underwriters named therein.
**4.1	Indenture dated as of August 15, 2002, between the Registrant and The Bank of New York, as Trustee, relating to the Notes (Current Report on Form 8-K filed on August 23, 2002, Exhibit 4.1).
*4.2	Company Order establishing the Notes.
*4.3	Global Note.
*4.4
Supplemental Indenture dated October 1, 2003 by and between the Registrant and The Bank of New York, as Trustee under the Indenture of Mortgage and Deed of Trust dated June 15, 1937 relating to the First Mortgage Bonds, Senior Notes Series EE securing the Notes.
*5.1	Opinion of Steven R. Sullivan, Esq., Vice President Regulatory Policy, General Counsel and Secretary of the Company, regarding the legality of the Notes issued by the Registrant (including consent).
*5.2	Opinion of Pillsbury Winthrop LLP regarding the legality of the Notes issued by the Registrant (including consent).

*
Filed herewith.

**
Incorporated by reference as indicated.

2

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION ELECTRIC COMPANY (Registrant)
By:	/s/ MARTIN J. LYONS
	Name:	Martin J. Lyons
	Title:	Vice President and Controller (Principal Accounting Officer)

Date: October 8, 2003

Exhibit Index

Exhibit No.	Description
*1.1	Underwriting Agreement, dated October 2, 2003 between the Registrant and Banc of America Securities LLC and Citigroup Global Markets Inc., as Representatives of the several Underwriters named therein.
**4.1	Indenture dated as of August 15, 2002, between the Registrant and The Bank of New York, as Trustee, relating to the Notes (Current Report on Form 8-K filed on August 23, 2002, Exhibit 4.1).
*4.2	Company Order establishing the Notes.
*4.3	Global Note.
*4.4
Supplemental Indenture dated October 1, 2003 by and between the Registrant and The Bank of New York, as Trustee under the Indenture of Mortgage and Deed of Trust dated June 15, 1937 relating to the First Mortgage Bonds, Senior Notes Series EE securing the Notes.
*5.1	Opinion of Steven R. Sullivan, Esq., Vice President Regulatory Policy, General Counsel and Secretary of the Company, regarding the legality of the Notes issued by the Registrant (including consent).
*5.2	Opinion of Pillsbury Winthrop LLP regarding the legality of the Notes issued by the Registrant (including consent).

*
Filed herewith.

**
Incorporated by reference herein as indicated.

4

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SIGNATURE
Exhibit Index